Certification of Principal Financial Officer Pursuant to Exchange Act Rule 13a-14(a)/15d-14(a) as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Trae Fitzgerald, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Viemed Healthcare, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 28, 2020

/s/ Trae Fitzgerald
Trae Fitzgerald Chief Financial Officer